UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

WESTERN GAS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive office) (Zip Code)

(832) 636-6000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement

On December 15, 2011, Western Gas Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Western Gas Resources, Inc. (“WGR”), WGR Holdings, LLC (“WGR Holdings”), WGR Asset Holding Company LLC (“WGRAH”), Western Gas Holdings, LLC (the “General Partner”), WES GP, Inc. (“WES GP” and together with WGR, WGR Holdings, WGRAH and the General Partner, the “Contributing Parties”), Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP (the “Operating Partnership” and together with Western Gas Operating, the General Partner and the Partnership, the “Recipient Parties”). All of the parties are subsidiaries or affiliates of Anadarko Petroleum Corporation (“Anadarko”). Pursuant to the Contribution Agreement, the Partnership agreed to acquire a 100% interest in Mountain Gas Resources LLC, which owns (i) the Red Desert Complex, which includes the Patrick Draw processing plant with a capacity of 125 MMcf/d, the Red Desert processing plant with a capacity of 48 MMcf/d, 1,295 miles of gathering lines, and related facilities, located in the greater Green River Basin in southwestern Wyoming, (ii) a 22% interest in Rendezvous Gas Services, L.L.C., which owns a 338-mile mainline gathering system serving the Jonah and Pinedale Anticline fields in southwestern Wyoming, and (iii) certain additional midstream assets and equipment (the “Acquisition”). The consideration will consist of $458.6 million in cash, 632,783 common units of the Partnership (the “Common Units”) and 12,914 general partner units to be issued to the General Partner. The Partnership expects to fund the cash consideration through (i) $299 million in borrowings under its revolving credit facility and (ii) $159.6 million of cash on hand. The closing of the Acquisition is subject to standard closing conditions and adjustments. The Partnership expects the Acquisition to close in the first quarter of 2012.

Pursuant to the Contribution Agreement, Anadarko has agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the entities controlled by Anadarko), shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with the Recipient Parties, the “Partnership Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and the Contributing Parties’ representations, warranties, covenants or agreements, and for certain other matters. The Partnership has agreed to indemnify Anadarko and the Contributing Parties, their respective affiliates (other than Partnership Indemnified Parties) and their respective security holders, officers, directors and employees against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements.

The above summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as an exhibit hereto as Exhibit 2.1.

Relationships

The terms of the Acquisition were unanimously approved by the Board of Directors of the Partnership’s General Partner and by the Board’s special committee. The special committee, a committee comprised of the independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership.

Anadarko currently indirectly owns 1,839,613 general partner units, representing a 2.0% general partner interest in the Partnership, and 39,789,221 common units, representing an aggregate 43.3% limited partner interest in the Partnership, based on the number of limited partner units outstanding as of December 15, 2011. The General Partner also owns all of the incentive distribution rights in the Partnership, which entitle the holder to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase.

Item 7.01 Regulation FD Disclosure.

On December 15, 2011, Western Gas Partners made an announcement regarding the Acquisition. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1#	Contribution Agreement, dated as of December 15, 2011, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

99.1	Press Release of Western Gas Partners, LP issued December 15, 2011.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Dated: December 15, 2011	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1#

Contribution Agreement, dated as of December 15, 2011, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

99.1	Press Release of Western Gas Partners, LP issued December 15, 2011.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.